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                                                                   Exhibit 23(c)

                       Consent of Independent Accountants

     We consent to the incorporation by reference into the Pre-effective Amendment No. 1 to the registration statement of HoldCo, Inc. on Form S-4 of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Central Maine Power Company and subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference of our firm under the caption "Experts."


                          /s/ Coopers & Lybrand L.L.P.
                           Coopers & Lybrand L.L.P.
Portland, Maine
April 10, 1998